                            GENERAL DISTRIBUTOR'S AGREEMENT

                                        BETWEEN

                            OPPENHEIMER MULTI CAP VALUE FUND

                                          AND

                           OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Date: _________________, 2002

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
498 Seventh Avenue
New York, NY  10018

Dear Sirs:

OPPENHEIMER  MULTI CAP VALUE FUND,  a  Massachusetts  business  trust (the  "Fund"),  is registered  as an  investment  company  under the  Investment  Company  Act of 1940 (the
"1940  Act"),  and an  indefinite  number  of one  or  more  classes  of its  shares  of beneficial  interest  ("Shares") have been  registered  under the Securities Act of 1933
(the "1933 Act") to be offered for sale to the public in a  continuous  public  offering in accordance  with the terms and  conditions  set forth in the Prospectus and Statement of Additional  Information ("SAI") included in the Fund's  Registration  Statement as it may be amended from time to time (the "current Prospectus and/or SAI").

In this connection,  the Fund desires that your firm (the "General  Distributor") act in a principal  capacity as General  Distributor  for the sale and  distribution  of Shares which have been  registered as described  above and of any  additional  Shares which may become  registered  during the term of this  Agreement.  You have  advised the Fund that you are willing to act as such  General  Distributor,  and it is  accordingly  agreed by and between us as follows:

1.       Appointment  of the  Distributor.  The  Fund  hereby  appoints  you as the sole
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General  Distributor,  pursuant  to the  aforesaid  continuous  public  offering  of its
Shares,  and the Fund further agrees from and after the date of this Agreement,  that it will  not,  without  your  consent,  sell or  agree to sell any  Shares  otherwise  than through  you,  except (a) the Fund may itself sell  shares  without  sales  charge as an investment  to the  officers,  trustees or  directors  and bona fide  present and former full-time  employees of the Fund, the Fund's Investment Adviser and affiliates  thereof, and to other  investors  who are  identified  in the  current  Prospectus  and/or SAI as having the  privilege  to buy Shares at net asset  value;  (b) the Fund may issue shares in connection  with a merger,  consolidation  or  acquisition of assets on such basis as may be  authorized  or  permitted  under the 1940 Act; (c) the Fund may issue shares for the  reinvestment of dividends and other  distributions of the Fund or of any other Fund if  permitted  by the current  Prospectus  and/or SAI; and (d) the Fund may issue shares as underlying  securities of a unit investment  trust if such unit investment  trust has elected to use Shares as an underlying  investment;  provided that in no event as to any of the  foregoing  exceptions  shall  Shares  be  issued  and  sold  at  less  than  the then-existing net asset value.

2.       Sale of Shares.  You hereby accept such  appointment and agree to use your best
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efforts to sell Shares,  provided,  however, that when requested by the Fund at any time because of market or other  economic  considerations  or abnormal  circumstances  of any kind, or when agreed to by mutual consent of the Fund and the General  Distributor,  you will  suspend  such  efforts.  The Fund may also  withdraw the offering of Shares at any time when required by the  provisions of any statute,  order,  rule or regulation of any governmental  body having  jurisdiction.  It is understood  that you do not undertake to sell all or any specific number of Shares.

3.       Sales  Charge.  Shares shall be sold by you at net asset value plus a front-end
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sales  charge not in excess of 8.5% of the offering  price,  but which  front-end  sales charge shall be  proportionately  reduced or eliminated for larger sales and under other circumstances,  in each case on the basis set  forth in the  current  Prospectus  and/or
SAI.  The  redemption  proceeds  of shares  offered  and sold at net asset value with or without a front-end  sales charge may be subject to a contingent  deferred  sales charge
("CDSC") under the  circumstances  described in the current  Prospectus  and\or SAI. You may reallow  such  portion of the  front-end  sales  charge to dealers or cause  payment
(which  may  exceed  the  front-end  sales  charge,  if any) of  commissions  to brokers through  which sales are made,  as you may  determine,  and you may pay such  amounts to dealers  and  brokers  on sales of shares  from your own  resources  (such  dealers  and brokers  shall  collectively  include all domestic or foreign  institutions  eligible to offer  and sell the  Shares),  and in the  event  the  Fund has more  than one  class of
Shares  outstanding,  then you may  impose a  front-end  sales  charge  and/or a CDSC on
Shares of one class that is different  from the charges  imposed on Shares of the Fund's other  class(es),  in each  case as set  forth in the  current  Prospectus  and/or  SAI, provided the  front-end  sales  charge and CDSC to the ultimate  purchaser do not exceed the  respective  levels  set  forth  for  such  category  of  purchaser  in the  current
Prospectus and/or SAI.

4.       Purchase of Shares.
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         (a)      As General  Distributor,  you shall have the right to accept or reject
                  orders  for  the   purchase   of  Shares  at  your   discretion.   Any
                  consideration  which you may  receive  in  connection  with a rejected purchase order will be returned promptly.

         (b)      You agree  promptly to issue or to cause the duly  appointed  transfer or  shareholder  servicing  agent of the  Fund to issue as your  agent confirmations  of all accepted  purchase orders and to transmit a copy of such  confirmations  to the Fund. The net asset value of all Shares which are the subject of such  confirmations,  computed in  accordance with the applicable  rules under the 1940 Act, shall be a liability of the General  Distributor to the Fund to be paid promptly after receipt of payment from the originating dealer or broker (or investor,  in the case of direct  purchases)  and not later than  eleven  business  days after  such  confirmation  even  if you  have  not  actually  received payment from the  originating  dealer or broker,  or  investor.  In no event shall the  General  Distributor  make  payment to the Fund later than  permitted by  applicable  rules of the National  Association  of
                  Securities Dealers, Inc.

         (c)      If the  originating  dealer  or  broker  shall  fail  to  make  timely settlement of its purchase order in accordance with  applicable  rules of the National  Association  of  Securities  Dealers,  Inc.,  or if a
                  direct  purchaser  shall  fail to make good  payment  for  shares in a timely manner,  you shall have the right to cancel such purchase order and, at your account and risk,  to hold  responsible  the  originating dealer or broker,  or investor.  You agree  promptly to reimburse  the
                  Fund  for  losses  suffered  by it that are  attributable  to any such cancellation,  or to errors on your part in relation to the  effective date of  accepted  purchase  orders,  limited to the amount  that such losses exceed  contemporaneous  gains  realized by the Fund for either of such reasons with respect to other purchase orders.

         (d)      In the case of a  canceled  purchase  for the  account  of a  directly purchasing  shareholder,  the Fund agrees that if such investor  fails to make you  whole  for any loss you pay to the Fund on such  canceled purchase  order,  the Fund  will  reimburse  you for such  loss to the extent of the  aggregate  redemption  proceeds of any other  shares of the  Fund  owned  by such  investor,  on your  demand  that  the  Fund exercise its right to claim such redemption  proceeds.  The Fund shall register or cause to be registered  all Shares sold to you pursuant to the  provisions  hereof in such names and  amounts as you may  request from  time to time and the  Fund  shall  issue  or cause to be  issued certificates  evidencing  such Shares for  delivery to you or pursuant to your  direction if and to the extent that the  shareholder  account in  question  contemplates  the  issuance  of such  certificates.  All
                  Shares,  when so  issued  and  paid  for,  shall  be  fully  paid  and non-assessable  by the Fund (which shall not prevent the imposition of any CDSC  that may  apply)  to the  extent  set  forth in the  current
                  Prospectus and/or SAI.

5.       Repurchase of Shares.
         --------------------

         (a)      In connection  with the  repurchase  of Shares,  you are appointed and shall act as Agent of the  Fund.  You are  authorized,  for so long as you act as  General  Distributor  of the  Fund,  to  repurchase,  from authorized dealers,  certificated or uncertificated shares of the Fund
                  ("Shares")   on  the  basis  of  orders   received  from  each  dealer
                  ("authorized  dealer") with which you have a dealer  agreement for the sale of Shares and permitting  resales of Shares to you, provided that such  authorized  dealer,  at the time of placing  such resale  order, shall represent (i) if such Shares are represented by  certificate(s), that  certificate(s)  for  the  Shares  to be  repurchased  have  been delivered  to it by the  registered  owner  with  a  request  for  the redemption  of  such  Shares  executed  in the  manner  and  with  the
                  signature   guarantee   required  by  the   then-currently   effective
                  prospectus  of the Fund,  or (ii) if such  Shares are  uncertificated, that the  registered  owner(s)  has  delivered to the dealer a request for the redemption of such Shares  executed in the manner and with the
                  signature   guarantee   required  by  the   then-currently   effective
                  prospectus of the Fund.

         (b)      You shall (a) have the  right in your  discretion  to accept or reject
                  orders  for  the   repurchase   of  Shares;   (b)  promptly   transmit
                  confirmations of all accepted  repurchase  orders;  and (c) transmit a copy of such  confirmation  to the Fund,  or, if so  directed,  to any duly appointed  transfer or shareholder  servicing  agent of the Fund.
                  In your  discretion,  you may  accept  repurchase  requests  made by a
                  financially    responsible    dealer    which    provides   you   with
                  indemnification  in form  satisfactory to you in consideration of your acceptance of such dealer's request in lieu of the written  redemption request of the owner of the account;  you agree that the Fund shall be a third party beneficiary of such indemnification.

         (c)      Upon  receipt  by  the  Fund  or  its  duly   appointed   transfer  or
                  shareholder  servicing  agent of any  certificate(s)  (if any has been issued) for  repurchased  Shares and a written  redemption  request of the  registered  owner(s)  of such  Shares  executed in the manner and
                  bearing  the  signature   guarantee  required  by  the  then-currently
                  effective  Prospectus  or SAI of the Fund,  the Fund will pay or cause its duly appointed  transfer or shareholder  servicing  agent promptly to pay to the originating  authorized  dealer the redemption  price of the repurchased  Shares (other than repurchased  Shares subject to the
                  provisions  of  part  (d)  of  Section  5  of  this   Agreement)  next
                  determined after your receipt of the dealer's repurchase order.

         (d)      Notwithstanding  the  provisions  of  part  (c) of  Section  5 of this
                  Agreement,  repurchase orders received from an authorized dealer after the  determination  of  the  Fund's  redemption  price  on  a  regular business day will receive that day's  redemption  price if the request to the dealer by its customer to arrange such repurchase  prior to the determination  of the Fund's  redemption  price that day complies with the  requirements  governing  such  requests  as stated in the current
                  Prospectus and/or SAI.

         (e)      You  will  make  every  reasonable  effort  and  take  all  reasonably available measures to assure the accurate  performance of all services to be  performed  by you  hereunder  within  the  requirements  of any statute,  rule or regulation pertaining to the redemption of shares of a regulated  investment  company and any requirements set forth in the then-current  Prospectus  and/or  SAI of the Fund.  You shall  correct any error or omission  made by you in the  performance  of your duties hereunder of which you shall have  received  notice in writing and any necessary  substantiating  data;  and you shall hold the Fund harmless from the effect of any errors or omissions  which might cause an over-
                  or   under-redemption  of  the  Fund's  Shares  and/or  an  excess  or non-payment  of  dividends,  capital  gains  distributions,  or  other distributions.

         (f)      In the event an authorized  dealer initiating a repurchase order shall fail to make  delivery or  otherwise  settle such order in  accordance with the rules of the  National  Association  of  Securities  Dealers,
                  Inc.,  you shall have the right to cancel such  repurchase  order and, at  your  account  and  risk,  to  hold  responsible  the  originating dealer.  In the  event  that any  cancellation  of a Share  repurchase order  or  any  error  in the  timing  of the  acceptance  of a  Share repurchase  order  shall  result  in a gain or loss to the  Fund,  you agree  promptly  to  reimburse  the Fund for any  amount  by which any losses shall exceed then-existing gains so arising.

6.       1933 Act  Registration.  The Fund has  delivered  to you a copy of its  current
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Prospectus  and SAI.  The Fund agrees that it will use its best  efforts to continue the effectiveness  of the  Registration  Statement  under  the 1933  Act.  The Fund  further agrees to  prepare  and file any  amendments  to its  Registration  Statement  as may be necessary  and any  supplemental  data in order to comply  with the 1933  Act.  The Fund will furnish you at your expense  with a reasonable  number of copies of the  Prospectus and SAI and any amendments thereto for use in connection with the sale of Shares.

7.       1940 Act  Registration.  The Fund has already  registered under the 1940 Act as
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an investment  company,  and it will use its best efforts to maintain such  registration and to comply with the requirements of the 1940 Act.

8.       State Blue Sky  Qualification.  At your request,  the Fund will take such steps
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as may be necessary and feasible to qualify  Shares for sale in states,  territories  or dependencies  of the United  States,  the  District of  Columbia,  the  Commonwealth  of
Puerto  Rico and in foreign  countries,  in  accordance  with the laws  thereof,  and to renew or extend any such qualification;  provided,  however,  that the Fund shall not be required  to  qualify  shares  or  to  maintain  the  qualification  of  shares  in  any jurisdiction where it shall deem such qualification disadvantageous to the Fund.

9.       Duties of Distributor  You agree that:
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         (a)      Neither  you nor any of your  officers  will  take  any  long or short position in the Shares,  but this  provision  shall not prevent you or your officers from acquiring Shares for investment purposes only;

         (b)      You shall  furnish to the Fund any pertinent  information  required to be  inserted  with  respect to you as General  Distributor  within the purview of the Securities  Act of 1933 in any reports or  registration required to be filed with any governmental authority; and

         (c)      You  will  not  make  any   representations   inconsistent   with  the
                  information contained in the current Prospectus and/or SAI.

(d)      You shall  maintain such records as may be reasonably  required for the Fund or its transfer or shareholder  servicing agent to respond to shareholder requests  or  complaints,  and to permit the Fund to  maintain  proper accounting  records,  and you shall make such records available to the
                  Fund  and its  transfer  agent or  shareholder  servicing  agent  upon request.

         (e)      In  performing  under  this  Agreement,  you  shall  comply  with  all requirements  of the  Fund's  current  Prospectus  and/or  SAI and all applicable  laws,  rules and regulations with respect to the purchase, sale and distribution of Shares.

10.      Allocation of Costs.  The Fund shall pay the cost of  composition  and printing
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of  sufficient  copies  of its  Prospectus  and SAI as shall be  required  for  periodic distribution to its  shareholders  and the expense of registering  Shares for sale under federal  securities laws. You shall pay the expenses  normally  attributable to the sale of Shares,  other than as paid  under the Fund's  Distribution  Plan under Rule 12b-1 of the 1940 Act,  including the cost of printing and mailing of the Prospectus  (other than those furnished to existing  shareholders)  and any sales  literature used by you in the public  sale of the Shares and for  registering  such  shares  under state blue sky laws pursuant to paragraph 8.

11.      Duration.  This  Agreement  shall take effect on the date first written  above,
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and shall  supersede  any and all prior  General  Distributor's  Agreements by and among the Fund and you.  Unless  earlier  terminated  pursuant to  paragraph  12 hereof,  this
Agreement  shall  remain in effect  until two years from the date of  execution  hereof, and  hereinafter  will  continue  in  effect  from  year to  year,  provided  that  such continuance  shall be specifically  approved at least annually:  (a) by the Fund's Board of Trustees or by vote of a majority of the voting  securities  of the Fund;  and (b) by the vote of a  majority  of the  Trustees,  who are not  parties  to this  Agreement  or
"interested  persons" (as defined in the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

12.      Termination  This  Agreement may be terminated  (a) by the General  Distributor
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at any time without  penalty by giving sixty days'  written  notice (which notice may be waived by the  Fund);  (b) by the Fund at any time  without  penalty  upon  sixty  days'
written  notice to the General  Distributor  (which  notice may be waived by the General
Distributor);  or (c) by  mutual  consent  of the  Fund  and  the  General  Distributor, provided  that such  termination  by the Fund shall be directed or approved by the Board of Trustees  of the Fund or by the vote of the holders of a majority of the  outstanding voting  securities of the Fund.  In the event this  Agreement is terminated by the Fund, the General  Distributor  shall be entitled to be paid the CDSC under paragraph 3 hereof on the  redemption  proceeds  of  Shares  sold  prior  to the  effective  date  of  such termination.

13.      Assignment.  This  Agreement  may not be amended  or changed  except in writing
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and shall be  binding  upon and shall  enure to the  benefit of the  parties  hereto and their  respective  successors;  however,  this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

14.      Disclaimer of Shareholder  Liability.  The General Distributor  understands and
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agrees that the  obligations  of the Fund under this  Agreement are not binding upon any
Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's property;  the General  Distributor  represents  that it has notice of the provisions of the  Declaration of Trust,  as may be amended or restated from time to time, of the Fund disclaiming trustee and shareholder liability for acts or obligations of the Fund.

15.      Section  Headings  The  headings of each  section is for  descriptive  purposes
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only,  and  such  headings  are  not to be  construed  or  interpreted  as  part of this
Agreement.

If the foregoing is in  accordance  with your  understanding,  so indicate by signing in the space provided below.

                                            Oppenheimer Multi Cap Value Fund

                                            By:

                                                     Robert G. Zack
                                                     Secretary

Accepted:

OppenheimerFunds Distributor, Inc.

By:
         Katherine P. Feld
         Vice President